EXHIBIT 10.42

                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER

        PLAN OF REORGANIZATION AND AGREEMENT OF MERGER ("this Agreement"), dated as of March 14, 1996, among Repligen Corporation, a Delaware corporation ("Repligen"), Repligen Acquisition Corp., a Delaware corporation ("Newco"), Glycan Pharmaceuticals, Inc., a Delaware corporation ("Glycan") and, solely for the purposes of Article 5 hereof, the additional signatories hereto under the caption "Stockholders" on the signature page hereof (collectively, the "Stockholders"). As used herein, Glycan and Newco shall be referred to, together, as the "Constituent Corporations" and, individually, as a "Constituent Corporation".

                              W I T N E S S E T H:

        WHEREAS, each of the respective Boards of Directors of the Constituent Corporations and Repligen deem it advisable for the general welfare and advantage of the Constituent Corporations and their respective shareholders that the Constituent Corporations merge into a single corporation pursuant to this Agreement, and the Constituent Corporations respectively desire to so merge pursuant to this Agreement and pursuant to the applicable provisions of the laws of the State of Delaware.

        WHEREAS, the respective Boards of Directors of the Constituent Corporations and Repligen intend that the transactions contemplated in this Agreement constitute a "reorganization" within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER

        SECTION 1.1.  The Merger.

               (i) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Newco shall be merged with and into Glycan (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL"), whereupon the separate existence of Newco shall cease, and Glycan shall be the surviving corporation (the "Surviving Corporation") with the name of "Glycan Pharmaceuticals, Inc."

               (ii) The consummation of the Merger shall take place at the Effective Time (as hereinafter defined). Newco and Glycan shall execute and deliver to the Secretary of State of the State of Delaware a Certificate of Merger in proper form for filing under the DGCL, and the Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in the Certificate of Merger, such time being herein called the "Effective Time."

               (iii) The Merger shall have the effects set forth herein and in the DGCL. Without limiting the generality of the foregoing, at the Effective Time (a) the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of Glycan and Newco and all obligations belonging to or due each of them shall be vested in the Surviving Corporation without further act or deed; (b) title to any real estate or any interest therein vested in either of Glycan or Newco shall not revert or in any way be impaired by reason of the Merger; (c) all rights of creditors and all liens on any property of Glycan and Newco shall be preserved unimpaired; and (d) the Surviving Corporation shall be liable for all the obligations of Glycan and Newco, and any claim existing, or action or proceeding pending, by or against either of them, may be prosecuted to judgment with the right of appeal, as if the Merger had not taken place.

        SECTION 1.2. Effect on Capital Stock. Upon consummation of the Merger at the Effective Time and without any action on the part of the holders of any shares of capital stock of Glycan or Newco:

               (i) Glycan Common Stock. Each share of Common Stock, par value $.01 per share, of Glycan issued and outstanding immediately prior to the Effective Time (including shares of Common Stock which shall then be held in the treasury of Glycan) shall thereupon be exchanged for .280 shares of Common Stock, par value $.01 per share, of Repligen. Options and warrants issued prior to the date of this Agreement by Glycan shall be assumed by Repligen in the manner, and shall be exercisable by the holders thereof to the extent, as provided in Sections 4.2 and 4.3 hereof. At the Effective Time, all shares of Common Stock of Glycan outstanding immediately prior to the effective Time shall cease to exist and all certificates representing such shares shall be deemed cancelled.

               (ii) Newco Common Stock. Each share of Common Stock of Newco outstanding immediately prior to the Effective Time shall become an issued and outstanding share of Common Stock of Glycan at the Effective Time. Each certificate representing immediately prior to the Effective Time issued and outstanding shares of Common Stock of Newco shall, immediately upon the Effective Time, evidence ownership of the same number of fully paid, nonassessable shares of Common Stock of "Glycan Pharmaceuticals, Inc."

               (iii) Treasury Stock. At the Effective Time all shares of Common Stock of Glycan that shall be then held in its treasury shall cease to exist, and all certificates representing such shares shall be cancelled.

               (iv) By-laws. The by-laws of Glycan as in effect at the Effective Time shall, from and after the Effective Time, be and continue to be the by-laws of the Surviving Corporation unless and until changed as therein provided.

               (v) Officers and Directors. At the Effective Time, the persons named in Exhibit A hereto shall be the directors and officers of the Surviving Corporation until their successors have been duly elected and qualified or until earlier death, resignation or removal in accordance with Certificate of Incorporation and elected in accordance with the by-laws of the Surviving Corporation. Walter Herlihy will be elected to the Board of Directors of Repligen, effective as of the Effective Time of the Merger.

               (vi) Further Action. From time to time, as and when reasonably requested by the Surviving Corporation, or by its successors or assigns, Glycan shall execute and deliver or cause to be executed and delivered all such necessary deeds and other instruments, and shall take or cause to be taken all such further actions, as the Surviving Corporation, or its successors or assigns may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation, and its successors or assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to herein and otherwise to carry out the intent and purposes of this Agreement.

               (vii) Appraisal Demands. Notwithstanding anything in this Agreement to the contrary, shares of Glycan Common Stock which are outstanding immediately prior to the Effective Time, the holders of which shall have delivered to Glycan a written demand for appraisal of such shares in the manner provided in Section 262 of the DGCL ("Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, the shares of Repligen otherwise issuable in exchange for such shares of Glycan Common Stock pursuant to this Section 1.2 but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time), or (ii) if any holder fails to establish his entitlement to appraisal rights as provided in such Section 262 of the DGCL, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Glycan Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, the shares of Repligen otherwise issuable in exchange for such shares of Glycan Common Stock pursuant to this Section 1.2, without any interest thereon.


        SECTION 1.3 . Exchange of Certificates.

               (i) Exchange Agent. As of the Effective Time, Repligen shall deposit with Bank of Boston (the "Exchange Agent"), for the benefit of the holders of shares of Glycan's Common Stock for exchange in accordance with this
Article I, through the Exchange Agent, certificates representing the shares of Repligen's Common Stock (such shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to the Merger in exchange for outstanding shares of Glycan's Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions from Repligen, deliver the Common Stock of Repligen contemplated to be issued pursuant to the Merger to the (non-dissenting) Stockholders out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

               (ii) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Glycan's common stock (the "Certificates") (a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Repligen and Glycan may reasonably specify) and (b) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Repligen's common stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Repligen and Newco, together with such letter of transmittal, duly executed, and any other required documents (including a signed counter-part of this Agreement indicating the intention of such holder to be bound by the provisions of Article 5 hereof applicable to it), the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Repligen's common stock which such holder has the right to receive in the Merger pursuant to the provisions of this
Article I, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Glycan common stock which is not registered in the transfer records of Glycan, a certificate representing the proper number of shares of Repligen common stock may be issued to a transferee if the Certificate representing such Glycan common stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Repligen common stock as contemplated by this Section 1.3. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Repligen common stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

               (iii) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Repligen's common stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Repligen common stock represented thereby until the holder of record of such Certificate shall surrender such Certificate, as provided above. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing shares of Repligen common stock issued in exchange therefor, without interest, (a) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Repligen common stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of common stock.

               (iv) No Further Ownership Rights in Glycan Common Stock. All shares of Repligen common stock issued upon the surrender for exchange of shares of Glycan common stock in accordance with the terms hereof (including any cash paid pursuant to Section 1.3(iii)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Glycan common stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Glycan on such shares prior to the Effective Time and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Glycan common stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided herein.

               (v) No Fractional Shares. No fractional shares of Common Stock of Repligen shall be issued in the Merger. The number of shares of Repligen's common stock issuable in exchange for shares of common stock of Glycan in the Merger shall in each case be rounded up to the nearest whole number.

               (vi) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of Glycan upon the first anniversary of the Effective Time shall be delivered to Repligen upon demand, and any stockholders of Glycan who have not theretofore complied with this Section 1.3 shall thereafter look only to Repligen in respect of their claim for Repligen common stock in connection with the Merger and any dividends or distributions with respect thereto.

               (vii) No Liability. Neither Repligen nor Glycan shall be liable to any stockholder of Glycan or Repligen, as the case may be, for any shares of common stock of Repligen or Glycan (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Repligen free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                                    ARTICLE 2
                            REPRESENTATIONS OF GLYCAN

        Glycan hereby represents and warrants to, and agrees with, Repligen and Newco as follows:

        SECTION 2.1. Organization, Standing and Power. Glycan is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the corporate power to own and lease its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in every jurisdiction (including foreign countries) in which the properties owned or leased by it make such qualification necessary, except where failure to so qualify is not reasonably likely to have a material adverse effect on the business operations or prospects of Glycan, such jurisdictions being set forth in Schedule 2.1 hereto. Glycan has the statutory power to enter into and perform the terms and provisions of this Agreement.

        SECTION 2.2. Due Execution. The execution, delivery and performance of this Agreement by Glycan and the consummation by it of the transactions contemplated hereby have been approved by all necessary corporate action on the part Glycan and this Agreement and any other agreement or instrument delivered in connection herewith constitutes the valid and binding obligation of Glycan enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against Glycan under or by virtue of this Agreement or such other agreement or instrument.

        SECTION 2.3. No Consents, No Defaults. The execution, delivery and performance of this Agreement by Glycan and the consummation by it of the transactions contemplated hereby (i) do not require the consent, waiver, approval, license or authorization of any person or entity or public authority which has not been obtained, (ii) do not violate, with or without the giving of notice or the passage of time or both, in any material respect any provision of law applicable to Glycan or any of the "Glycan Subsidiaries" (as hereinafter defined), and (iii) do not conflict with or result in a breach or termination of any provision of, or constitute a default in any material respect under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Glycan or the Glycan Subsidiaries pursuant to their respective certificates of incorporation or by-laws or any mortgage, deed or trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which Glycan or any of the Glycan Subsidiaries (as hereinafter defined) is a party or by which Glycan or any of the Glycan Subsidiaries may be bound, except where such conflict, breach or termination is not reasonably likely to have a material adverse effect on Glycan and its Subsidiaries taken as a whole.

        SECTION 2.4. Subsidiaries. Glycan owns, directly or indirectly, all or a majority of the outstanding shares of the corporations set forth on Schedule 2.4 hereto. The authorized capital stock, the number of shares duly issued and outstanding and the number thereof held by Glycan, the jurisdiction of incorporation and the jurisdictions (including foreign countries) of qualification of each such corporation are as set forth on Schedule 2.4. The shares of each such corporation owned by Glycan are fully paid and nonassessable, and Glycan owns outright all such shares free and clear of all mortgages, liens or other encumbrances, whatsoever, and none of such shares is subject to any covenant or other restriction, preventing or limiting the right to transfer such shares. Each such corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own and lease its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in every jurisdiction (including foreign countries) in which the character of the properties owned or leased by it makes such qualification necessary, except where failure to so qualify is not reasonably likely to have a material adverse effect on the business operations or prospects of Glycan. Such corporations, including ProsCure, Inc. ("ProsCure"), are hereinafter collectively referred to as the "Glycan Subsidiaries". Glycan does not control, directly or indirectly, or own any capital stock or other proprietary interest in, any corporation, partnership, joint venture or other entity except as described in Schedule 2.4 hereto. Glycan has delivered to Repligen true and complete copies of the certificate of incorporation and by-laws of Glycan and each of the Glycan Subsidiaries as in effect on the date hereof, certified by the Secretary of the respective corporations in the case of by-laws and by the Secretary of State or other appropriate governmental official of the appropriate jurisdiction in the case of certificates of incorporation.

        SECTION 2.5. Capitalization. The total authorized capital stock of Glycan consists solely of 2,000,000 shares of Common Stock, par value $.01 per share, warrants to acquire a total of 75,000 shares of Common Stock, and options outstanding to purchase a total of 8,000 shares of Common Stock. As of this date, there are 870,000 shares of Glycan Common Stock issued and outstanding. The total authorized capital stock of ProsCure consists solely of 1,700,000 shares of Common Stock, par value $.01 per share, 1,200,000 shares of Preferred Stock, par value $.01 per share and warrants to purchase a total of 150,000 shares of Common Stock. As of this date, there are 140,000 shares of ProsCure Common Stock, 1,060,000 shares of ProsCure Series A Preferred Stock, and 113,334 shares of ProsCure Series B Preferred Stock issued and outstanding. All outstanding shares of capital stock of Glycan and ProsCure have been duly authorized and validly issued and are fully paid and nonassessable and free of pre-emptive rights, and none of them is held in treasury. Except as set forth on
Schedule 2.5, there are outstanding (i) no other shares of capital stock or other voting securities of Glycan or ProsCure, (ii) no securities of Glycan or ProsCure convertible into or exchangeable for shares of capital stock or voting securities of Glycan or ProsCure, and (iii) no other options or other rights to acquire from Glycan or ProsCure, and no obligation of Glycan or ProsCure to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Glycan or ProsCure (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Glycan Securities"). There are no outstanding obligations of Glycan or ProsCure to repurchase, redeem or otherwise acquire or purchase any Glycan Securities.

        SECTION 2.6. Officers, Directors, Shareholders. Attached hereto as
Schedule 2.6 is a list of (i) the officers and directors of Glycan and each of the Glycan Subsidiaries and (ii) all persons owning of record or beneficially shares of capital stock of Glycan and each of the Glycan Subsidiaries (together with their respective stockholdings in such corporations).

        SECTION 2.7.  Financial Statements; Financial Matters.

               (i) Financial Statements. Glycan has furnished Repligen with the unaudited balance sheet of Glycan and its consolidated subsidiaries as of December 31, 1995 (the "Glycan Interim Balance Sheet"), and the related unaudited consolidated statements of loss and deficit and changes in financial position for the period then ended. Such financial statements (a) are in accordance with the books and records of Glycan and the Glycan Subsidiaries, (b) are correct and complete, (c) fairly present the financial position and the results of operations of Glycan and the Glycan Subsidiaries as of the respective dates indicated (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material), and (d) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

               (ii) Except as and to the extent set forth on the Glycan Interim Balance Sheet, Glycan and the Glycan Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred since January 31, 1996 which (a) were incurred in the ordinary course of business and (b) would not, individually or in the aggregate, have a material adverse effect on the business of Glycan and the Glycan Subsidiaries, taken as a whole.

        SECTION 2.8. Taxes. Glycan and the Glycan Subsidiaries have filed all tax returns which are required to be filed by them; and all such returns are true and correct. Glycan and the Glycan Subsidiaries have paid or provided adequate reserves for all taxes which have become due pursuant to such returns or pursuant to any assessments received by them or which any of them is obligated to withhold from amounts owing to any employee, creditor or other third party. The Federal income tax returns of Glycan and the Glycan Subsidiaries have never been audited by the Internal Revenue Service. Neither Glycan nor any of the Glycan Subsidiaries has waived any statute of limitations in respect of taxes, or has agreed to any extension of time with respect to a tax assessment or deficiency.

        SECTION 2.9. Real Property. Neither Glycan nor any of the Glycan Subsidiaries owns any real estate.

        SECTION 2.10. Title. Except as shown in the Glycan Interim Balance Sheet or in the notes thereto and except for liens, restrictions or encumbrances which do not interfere with or adversely affect the use of properties and assets owned by Glycan and the Glycan Subsidiaries, Glycan and each of the Glycan Subsidiaries own outright all their respective properties and assets (other than leased properties or assets), free and clear of all mortgages, liens, restrictions, encumbrances, options, rights of first refusal or other claims whatsoever.

        SECTION 2.11. Intangible Property. Glycan owns, directly or indirectly, all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, or registrations or licenses thereof or applications therefor or interests therein, or know-how or other proprietary or trade rights, the use of which is necessary for the business of Glycan and the Glycan Subsidiaries as now conducted. As of the date hereof, no suits are pending or to the knowledge of Glycan threatened against Glycan or the Glycan Subsidiaries before any court of the United States or any state thereof in which it is claimed that Glycan or any such subsidiary is in violation or infringement of any United States patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how or other proprietary or trade rights of any third party, the outcome of which could have a materially adverse effect on the consolidated financial condition or results of operations of Glycan and the Glycan Subsidiaries.

        SECTION 2.12.  Material Contracts.

               (i) Except as set forth on Schedule 2.12, neither Glycan nor any of the Glycan Subsidiaries is party to or bound by any (a) material lease or license with respect to any property, real or personal, tangible or intangible, whether as landlord, tenant, licensor or licensee; (b) agreement, contract, or indenture relating to the borrowing of money by Glycan or any of the Glycan Subsidiaries; (c) management agreement, employment, consulting or severance or "parachute" or other similar contract or arrangement; (d) agreement with any present or former officer, director or shareholder of Glycan or any of the Glycan Subsidiaries; or (e) other contract, agreement or other commitment which involve a payment by Glycan or any of such subsidiaries of more than $25,000 in one year.

               (ii) Neither Glycan nor any of the Glycan Subsidiaries is in material breach or material default under any agreement or commitment required to be set forth in Schedule 2.12 (a "Material Agreement"); and there has not occurred any event which, after the giving of notice, the lapse of time or otherwise, would constitute any such default under, or result in any such breach of, any such Material Agreement.

        SECTION 2.13. Litigation. Attached as Schedule 2.13 is a brief description of all actions, suits and proceedings pending, or to the best of Glycan's knowledge, threatened against or affecting Glycan and the Glycan Subsidiaries or their respective properties or business, at law or in equity or admiralty and before or by any Federal, state, province or other governmental body or any arbitration board, domestic or foreign. Glycan has no knowledge or notice of, or otherwise has any reason to believe that there exist, any grounds for any other action, suit or proceeding. Neither Glycan nor any of the Glycan Subsidiaries is, to the knowledge of Glycan, subject to or in default with respect to any order, writ, injunction or decree of any court or Federal, state, province or other governmental body, domestic or foreign.

        SECTION 2.14. Certain Activities. Except as set forth in Schedule 2.14 attached hereto, since December 31, 1995, neither Glycan nor any of the Glycan Subsidiaries has done or agreed to do any of the following: (a) issue any stock (other than pursuant to the exercise of existing stock options or warrants), notes, or other Glycan Securities or debt instruments, or grant any options, warrants or other rights calling for the issue thereof; (b) incur, or become subject to, any indebtedness, obligation, or liability (absolute or contingent) except current liabilities and obligations incurred in the ordinary course of business; (c) pay any obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the Glycan Interim Balance Sheet, and current liabilities incurred since January 31, 1996 in the ordinary course of business; (d) declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchase or redeem any of its stock; (e) purchase or lease any real property; (f) mortgage, pledge or subject to lien, charge or any other encumbrance of any of its assets, tangible or intangible; or (g) enter into any transaction other than in the ordinary course of business.

        SECTION 2.15. Compliance with Laws. Glycan and the Glycan Subsidiaries have complied in all material respects with all laws, ordinances, regulations and orders, which have application to its business, the violation of which is reasonably likely to have a material adverse effect on its financial condition or results of operation, and possess all governmental licenses and permits material to and necessary in the conduct of its business, the absence of which is reasonably likely to have a material adverse effect on its financial condition or results of operation. All such licenses and permits are in full force and effect, no violations are or have been recorded in respect to any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any such licenses or permits. Each such license or permit shall remain valid and in full force and effect upon consummation of the Merger without any restriction or required consent or approval of any third party which will not have been obtained on or prior to the Effective Time.

        SECTION 2.16. Bank Accounts. Glycan has supplied Repligen with a complete list of all bank accounts maintained by Glycan and the Glycan Subsidiaries and the signatories thereunder.

                                    ARTICLE 3
                      REPRESENTATIONS OF REPLIGEN AND NEWCO

        Repligen and Newco each hereby represent and warrant to and agree with Glycan as follows:

        SECTION 3.1. Organization, Standing and Power of Repligen. Repligen and Newco are corporations duly organized, validly existing, and Newco is in good standing under the laws of the State of Delaware, and Repligen and Newco have all requisite corporate power and authority to own, operate and lease their properties, to carry on their businesses as now being conducted and are duly qualified to do business and are in good standing in every jurisdiction (including foreign countries) in which the properties owned or leased by them make such qualification necessary, except where failure to so qualify is not reasonably likely to have a material adverse effect on the business operations or prospects of Repligen or Newco, such jurisdictions being set forth in
Schedule 3.1 hereto. Repligen and Newco have the statutory power to enter into this Agreement and perform their obligations hereunder.

        SECTION 3.2. Due Execution. The execution, delivery and performance of this Agreement by Repligen and Newco and the consummation by each of them of the transactions contemplated hereby have been approved by all necessary corporate action on the part of each of them and this Agreement and any other agreement or instrument delivered in connection herewith constitutes the valid and binding obligation of Repligen and Newco enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against Repligen or Newco under or by virtue of this Agreement or such other agreement or instrument.

        SECTION 3.3. No Consents, No Defaults. The execution, delivery and performance of this Agreement by Repligen and Newco and the consummation by each of them of the transactions contemplated hereby (i) do not require the consent, waiver, approval, license or authorization of any person or entity or public authority which has not been obtained, (ii) do not violate, with or without the giving of notice or the passage of time or both, in any material respect any provision of law applicable to Repligen, Newco, or either of them, and (iii) do not conflict with or result in a breach or termination of any provision of, or constitute a default in any material respect under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Repligen or Newco pursuant to their respective certificates of incorporation or by-laws of any mortgage, deed or trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which Repligen or Newco is a party or by which Repligen or any of its Repligen Subsidiaries (as hereinafter defined) may be bound, except where such conflict, breach or termination is not reasonably likely to have a material adverse effect on Repligen and Newco taken as a whole.

        SECTION 3.4. Subsidiaries. Repligen owns, directly or indirectly, all or a majority of the outstanding shares of the corporations set forth in Schedule
3.4 hereto, including Newco. The authorized capital stock, the number of shares duly issued and outstanding and the number thereof held directly or indirectly by Repligen, the jurisdiction of incorporation and the jurisdiction (including foreign countries) of qualification of each are as set forth in Schedule 3.4. The shares of each such corporation owned, directly or indirectly, by Repligen are fully paid and nonassessable, and Repligen owns, directly or indirectly, all such shares free and clear of all mortgages, liens or other encumbrances whatsoever, and none of such shares is subject to any covenant or restriction preventing or limiting the right to transfer such shares. Each of such corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own and lease its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in every jurisdiction (including foreign countries) in which the character of the properties owned or leased by its makes such qualification necessary, except where failure to qualify is not reasonable likely to have a material adverse effect on the business operations or prospects of Repligen and the Repligen Subsidiaries. Such corporations, together with Newco, are hereinafter also collectively referred to as the "Repligen Subsidiaries". Repligen does not control, directly or indirectly, or own any capital stock or other proprietary interest in any corporation, partnership, joint venture, or other entity other than the Repligen Subsidiaries as described in Schedule 3.4. Repligen has delivered to Glycan true and complete copies of the certificate of incorporation and by-laws of Repligen and each of its Repligen Subsidiaries as in effect on the date hereof, certified by the Secretary of the respective corporations in the case of by-laws and by the Secretary of State of the appropriate jurisdiction in the case of certificates of incorporation.

        SECTION 3.5. Capitalization. The authorized capital stock of Repligen consists of 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of February 2, 1996, there were outstanding 15,358,938 shares of common stock; no shares of preferred stock; stock options to purchase an aggregate of 759,401 shares of common stock of which options to purchase an aggregate of 345,070 shares were exercisable; and warrants to purchase 2,160,400 shares of common stock. All outstanding shares of capital stock of Repligen have been duly authorized and validly issued and are fully paid and nonassessable, and none of them is held in the treasury of Repligen. Except as set forth in this Section, there are outstanding (a) no other shares of capital stock or other voting securities of Repligen, (b) no securities of Repligen convertible into or exchangeable for shares of capital stock or voting securities of Repligen, and (c) no other options or other rights to acquire from Repligen, and no obligation of Repligen to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Repligen (the items in clauses (a), (b) and (c) being referred to collectively as the "Repligen Securities"). There are no outstanding obligations of Repligen to repurchase, redeem or otherwise acquire any Repligen Securities. The authorized capital stock of Newco consists of 100 shares of common stock, all of which are validly issued and outstanding, fully paid and nonassessable and owned by Repligen.

        SECTION 3.6. Officers; Directors; Shareholders. Attached hereto as
Schedule 3.6 is a list of (i) the officers and directors of Repligen and each of the Repligen Subsidiaries and (ii) all persons owning of record or, to the knowledge of Repligen, beneficially more than 10% of Repligen's common stock.

        SECTION 3.7.  Financial Statements.

               (i) Repligen has furnished Glycan with the unaudited consolidated balance sheet of Repligen and its consolidated subsidiaries as of January 31, 1996 (the "Repligen Interim Balance Sheet"), and the related unaudited consolidated statements of loss and deficit and changes in financial position for the ten months then ended. Such financial statements (a) are in accordance with the books and records of Repligen and the Repligen Subsidiaries, (b) are correct and complete, (c) fairly present the financial position and the results of operations of Repligen and the Repligen Subsidiaries as of the respective dates indicated (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material), and (d) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

        (ii) Except as and to the extent set forth on the Repligen Balance Sheet or in the SEC Reports (as defined in Section 3.16), Repligen and the Repligen Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred since January 31, 1996 which (a) were incurred in the ordinary course of business and (b) would not, individually or in the aggregate, have a material adverse effect on the business of Repligen and the Repligen Subsidiaries, taken as a whole.

        SECTION 3.8. Taxes. Repligen and the Repligen Subsidiaries have filed all tax returns which are required to be filed by them; and all such returns are true and correct. Repligen and the Repligen Subsidiaries have paid or provided adequate reserves for all taxes which have become due pursuant to such returns or pursuant to any assessments received by them or which any of them is obligated to withhold from amounts owing to any employee, creditor or other third party. The Federal income tax returns of Repligen and the Repligen Subsidiaries have never been audited by the Internal Revenue Service. Neither Repligen nor any of the Repligen Subsidiaries has waived any statute of limitations in respect of taxes, or has agreed to any extension of time with respect to a tax assessment or deficiency.

        SECTION 3.9. Real Property. Neither Repligen nor any of the Repligen Subsidiaries owns any real estate.

        SECTION 3.10. Title. Except as shown in the SEC Reports or in the Repligen Balance Sheet or in the notes thereto and except for liens, restrictions or encumbrances which do not interfere with or adversely affect the use of properties and assets owned by Repligen and the Repligen Subsidiaries, Repligen and each of the Repligen Subsidiaries own outright all their respective properties and assets (other than leased properties or assets), free and clear of all mortgages, liens, restrictions, encumbrances, options, rights of first refusal or other claims whatsoever.

        SECTION 3.11. Intangible Property. Except as set forth on Schedule 3.11, Repligen owns, directly or indirectly, all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, or registrations or licenses thereof or applications therefor or interests therein, or know-how or other proprietary or trade rights, the use of which is necessary for the business of Repligen and the Repligen Subsidiaries as now conducted. As of the date hereof no suits are pending or to the knowledge of Repligen threatened against Repligen or the Repligen Subsidiaries before any court of the United States or any state thereof in which it is claimed that Repligen is in violation or infringement of any United States patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how or other proprietary or trade rights of any third party, the outcome of which would have a materially adverse effect on the consolidated financial condition or results of operations of Repligen and the Repligen Subsidiaries.

        SECTION 3.12.  Material Contracts.

               (i) Except as set forth on Schedule 3.12, neither Repligen nor any of the Repligen Subsidiaries is party to or bound by any (a) material lease or license with respect to any property, real or personal, tangible or intangible, whether as landlord, tenant, licensor or licensee; (b) agreement, contract, or indenture relating to the borrowing of money by Repligen or any of the Repligen Subsidiaries; (c) management agreement, employment, consulting, severance, "parachute" or other similar contract or arrangement; (d) agreement with any present or former officer, director or shareholder of Repligen or any of the Repligen Subsidiaries; or (e) other contract, agreement or other commitment which involve a payment by Repligen or any of the Repligen Subsidiaries of more than $25,000 in one year.

               (ii) Except as set forth on Schedule 3.12 or as disclosed in the SEC Reports, neither Repligen nor any of the Repligen Subsidiaries is in material breach or material default under any agreement or commitment required to be disclosed in Schedule 3.12 (a "Material Agreement"); and there has not occurred any event which, after the giving of notice, the lapse of time or otherwise, would constitute any such default under, or result in any such breach of, any such Material Agreement.

        SECTION 3.13. Litigation. Except as set forth in Schedule 3.13 attached hereto, as of the date hereof there are no actions, suits or proceedings pending or, to the best of the knowledge of Repligen, threatened against Repligen or the Repligen Subsidiaries at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, the outcome of which would have a materially adverse effect on the consolidated financial condition or results of operation of Repligen and the Repligen Subsidiaries or have an adverse effect on the Merger.

        SECTION 3.14. Certain Activities. Except as set forth in Schedule 3.14 attached hereto or in the SEC Reports, since December 31, 1995, neither Repligen nor any of the Repligen Subsidiaries has done or agreed to do any of the following: (a) issue any stock (other than pursuant to the exercise of existing stock options or warrants), notes, or other Repligen Securities or debt instruments, or grant any options, warrants or other rights calling for the issue thereof; (b) incur, or become subject to, any indebtedness, obligation, or liability (absolute or contingent) except current liabilities and obligations incurred in the ordinary course of business; (c) pay any obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the Repligen Interim Balance Sheet, and current liabilities incurred since January 31, 1996 in the ordinary course of business; (d) declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchase or redeem any of its stock; (e) purchase or lease any real property; (f) mortgage, pledge or subject to lien, charge or any other encumbrance of any of its assets, tangible or intangible; or (g) enter into any transaction other than in the ordinary course of business.

        SECTION 3.15. Compliance with Laws. Repligen and the Repligen Subsidiaries have complied in all material respects with all laws, ordinances, regulations and orders, which have application to its business, the violation of which is reasonably likely to have a material adverse effect on its financial condition or results of operation, and possess all governmental licenses and permits material to and necessary in the conduct of its business, the absence of which is reasonably likely to have a material adverse effect on its financial condition or results of operation. All such licenses and permits are in full force and effect, no violations are or have been recorded in respect to any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any such licenses or permits. Each such license or permit shall remain valid and in full force and effect upon consummation of the Merger without any restriction or required consent or approval of any third party which will not have been obtained on or prior to the Effective Time.

        SECTION 3.16. SEC Filings. Repligen has timely filed all reports required to be filed with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Repligen has delivered to Glycan (i) its annual reports on Form 10-K for its fiscal years ended March 31, 1993, 1994 and 1995, (ii) its quarterly reports on Form 10-Q for its fiscal quarters September 30, 1995 and December 31, 1995, (iii) its proxy or information statements relating to its annual meeting of stockholders held on September 14, 1995, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since September 14, 1995 (collectively the "SEC Reports"). As of its filing date, no SEC Report contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading in any material respect.

                                    ARTICLE 4
                        ADDITIONAL AGREEMENTS OF REPLIGEN

        SECTION 4.1. Certificates for Repligen Common Stock. (i) The shares of Repligen's common stock deliverable to holders of shares of common stock of Glycan pursuant to or as a result of the Merger will not be registered under the Securities Act of 1933, as amended (the "Act"), and are expected to be issued under exemptions from registration provided by Section 4(2) and Section 3(b) and Regulation D thereunder. Accordingly, the certificates representing such shares shall be stamped or imprinted with a legend in substantially the following form:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred in the absence of an effective registration statement under the Act covering the shares or of an opinion of counsel to the Corporation that such transfer will not require registration of such shares under the Act."

        SECTION 4.2. Glycan Warrants. At the Effective Time or as soon as reasonably practicable thereafter, Repligen shall deliver to each holder of a valid, outstanding warrant to purchase shares of Glycan's Common Stock a valid and enforceable substitute warrant to purchase such number of shares of Repligen's Common Stock as the holder of such warrant would have received had he exercised such Glycan warrant in full immediately prior to the Effective Time of the Merger. Each substitute warrant shall contain the same basic terms and conditions as the Glycan warrant for which it is substituted; the purchase price per share of Repligen Common Stock under such substitute warrant shall be determined by dividing the aggregate purchase price of all unpurchased shares of Glycan Common Stock under such Glycan warrant by the number of whole shares of Repligen Common Stock covered by the substitute warrant and, if necessary, shall be rounded to the next highest cent; no fractional shares of Repligen Common Stock shall be covered by such substitute warrant; and any such fractions shall be eliminated in calculating the number of shares of Repligen Common Stock covered by each substitute warrant. In order to effectuate the foregoing, Repligen shall reserve out of its authorized but unissued shares of Common Stock sufficient shares to provide for the exercise of the substituted warrants. None of the substituted warrants or the shares of Repligen Common Stock issuable upon the exercise thereof will have been registered under the Act and therefore may not be transferred or sold unless registered under the Act or in the opinion of counsel to Repligen an exemption from registration is available.

        SECTION 4.3. Glycan Options. At the Effective Time, all rights with respect to Glycan Common Stock pursuant to stock options granted by Glycan under the Glycan Stock Option Plans, including options granted under such Plans pursuant to employment or acquisition agreements ("Glycan Options"), which are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Repligen Common Stock and Repligen shall assume each of such Glycan Options, in accordance with the terms of the Stock Option Plan under which it was issued and the stock option or stock appreciation rights agreement by which it is evidenced. From and after the Effective Time, (i) each such Glycan Option may be exercised solely for shares of Repligen Common Stock notwithstanding any contrary provisions of the Glycan Stock Option Plans, (ii) the number of shares of Repligen Common Stock subject to such Glycan Option shall be equal to the number of shares of Glycan Common Stock subject to such Glycan Option immediately prior to the Effective Time multiplied by the Exchange Ratio (with the product rounded down to the next whole share), (iii) the per share exercise price shall be adjusted by dividing the per share exercise price under each such Glycan Option by the Exchange Ratio, and (iv) Repligen and its Compensation Committee shall be substituted for Glycan and the Glycan Board of Directors administering the Glycan Stock Option Plans. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424(b) of the Internal Revenue Code as to any stock option which is an "incentive stock option." The Repligen Board of Directors shall take such action as may be required under the Glycan Stock Option Plans to effectuate the foregoing.

        SECTION 4.4. Agreements. Repligen shall simultaneously herewith enter into employment agreements with each of Messrs. Walter Herlihy, Jim Rusche and Dan Witt; and a Registration Rights Agreement, each in the respective form annexed hereto as Exhibits B, C, D and E, respectively.

                                    ARTICLE 5
                         REPRESENTATION OF STOCKHOLDERS

        SECTION 5.1. Securities Laws Matters. The Stockholders acknowledge that none of the shares of Common Stock of Repligen to be issued to them pursuant to or as a result of the Merger (collectively, the "Merger Securities") have been registered under the Act, but are expected to be issued under exemptions from registration provided by Sections 4(2) and 3(b) and Regulation D thereunder. The Stockholders understand and acknowledge that the Merger Securities must be held by each of them indefinitely unless registered under the Act or unless, in the opinion of counsel to Repligen, an exemption from such registration is available. The Stockholders understand that only Repligen may file a registration statement with respect to the Merger Securities and that, except as provided in Section 4.1(b), Repligen is under no obligation to do so with respect to the Merger Securities. The Stockholders acknowledge that they have been advised that an exemption from the registration with respect to the Merger Securities may not be available or may not permit the Stockholders to transfer the Merger Securities in the amounts or at the times desired by the Stockholders. In addition, the Stockholders understand and acknowledge that Rule 144 under the Act, which provides for certain limited, routine sales of unregistered securities of public companies through securities brokers, is not presently available with respect to the Merger Securities, may never be available, and in any event requires that the Merger Securities be held for a minimum of two years before they may be resold under Rule 144. Each Stockholder hereby represents and warrants to Repligen and Newco that: (a) he or she is acquiring and will acquire the Merger Securities for his or her own account for investment only and not with a view to, or for sale in connection with, a distribution within the meaning of the Act; (b) he or she has no present intention of selling or otherwise disposing of any portion of the Merger Securities; (c) he or she has access to all information regarding Repligen and its present and prospective business, assets, liabilities and financial condition and the backgrounds of the executive officers of Repligen as such Stockholder considers important in making the decision to acquire the Merger Securities; (d) he or she recognizes that an investment in the Merger Securities involves special and substantial risks because, among other things, Repligen has incurred significant operating losses since inception, has undergone major restructurings of its operations, several of Repligen's leading clinical candidates, including its rPF4 and CD11b programs, have been terminated or suspended and the economic viability of Repligen's remaining clinical products is uncertain at this time, Repligen has limited financial resources and limited access to new funding sources, and Repligen is presently in default and seeking to restructure several of its long-term commitments, and such other matters as are disclosed in Repligen's Form 10-Q for the quarter ended December 31, 1995 annexed hereto as Exhibit F; (e) he or she is financially capable of bearing a total loss of his or her investment in the Merger Securities and is able to evaluate the merits and risks of his or her investment in the Merger Securities and to protect his or her own interests in this transaction; (f) at no time was he or she presented with, or solicited by any publicly issued or circulated newspaper, magazine, mail, radio or television or any other form or general advertising or solicitation in connection with the acquisition of the Merger Securities; and (g) to the best of his or her knowledge, no commission, discount or other remuneration is due or payable in connection with this transaction.

                                    ARTICLE 6
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

        SECTION 6.1. Survival. The representations and warranties of the parties hereto shall not survive the Effective Time, except for the representation and warranties of the Stockholders contained in Article 5.

                                    ARTICLE 7
                                  MISCELLANEOUS

        SECTION 7.1. Payment of Expenses. Repligen and Glycan will each pay its own expenses, and Repligen shall pay the expenses of Newco, incident to preparing for entering into and performing this Agreement and to the consummation of the transactions contemplated thereby.

        SECTION 7.2. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without giving effect to its conflict of laws principles) except to the extent that the DGCL and the other laws of the State of Delaware shall govern the Merger.

        SECTION 7.3. Cooperation, etc. Each of the parties hereto shall cooperate with the others in every way in carrying out the transactions contemplated herein, and delivering instruments to perfect the conveyances, assignments and transfers contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel for any party hereto.

        SECTION 7.4. Assignability. This Agreement shall not be assignable by either party and cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto pursuant to authority of their respective Boards of Directors, provided that any party hereto may assign this Agreement at any time after the Effective Time to any entity in connection with a merger of such party with or into such other entity or a sale of all or substantially all of its assets.

        SECTION 7.5. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

               (i)    if to Newco or Repligen to:

                      Repligen Corporation
                      One Kendall Square
                      Building 700
                      Cambridge, MA  02139
                      (Attn:  President)
                      Facsimile:  617-225-6060

                      with a copy to:

                      Stanley M. Johnson, Esq.
                      Bryan Cave
                      245 Park Avenue
                      New York, New York 10167
                      Facsimile:  212-692-1900

               (ii)   if to Glycan to:

                      One Kendall Square
                      Building 700
                      Cambridge, MA  02139
                      (Attn:  Walter C. Herlihy Ph.D)
                      Facsimile:

                      with a copy to:

                      Lawrence S. Wittenberg, Esq.
                      Testa, Hurwitz & Thibeault
                      High Street Tower
                      125 High Street
                      Boston, MA  02110

        SECTION 7.6. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        SECTION 7.7. Entire Agreement. This Agreement (including the Schedules and Exhibits) and the agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Merger and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

        SECTION 7.8. Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, and legal representatives upon the execution thereof by Repligen, Newco and Glycan. Nothing contained herein is intended or shall be construed as creating third party beneficiaries to this Agreement.

        SECTION 7.9. Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

        SECTION 7.10. Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

        SECTION 7.11. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

ATTEST:                                     REPLIGEN ACQUISITION CORP.


___________________________            By:    _________________________________
                                              Name:
                                              Title:

ATTEST:                                     GLYCAN PHARMACEUTICALS, INC.


___________________________            By:    _________________________________
                                              Name:
                                              Title:

ATTEST:                                     REPLIGEN CORPORATION


___________________________            By:    _________________________________
                                              Name:
                                              Title:

                                            Executed by the undersigned solely
                                            to confirm their agreement with the
                                            provisions of Article 5 hereof
                                            applicable to them.

                                            STOCKHOLDERS


                                            -----------------------------------


                                            -----------------------------------


                                            -----------------------------------

                                    EXHIBIT A

                          GLYCAN OFFICERS AND DIRECTORS


             OFFICERS AND DIRECTORS OF GLYCAN PHARMACEUTICALS, INC.

Directors

Paul Schimmel, Ph.D.
Walter C. Herlihy, Jr.
James Robert Rusche
Daniel Parker Witt

Officers

Walter C. Herlihy, Jr., President and Chief Executive Officers
James Robert Rusche, Vice President, Research and Development
Daniel P. Witt, Vice President, Business Development